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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-25805 and 333-17401) and on Form S-8 (No. 333-03290 and 333-44007) of Amerigon Incorporated of our report dated February 4, 2000 except for Note 10, as to which the date is March 30, 2000 and for Note 17, as to which the date is March 27, 2000 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



        /S/ PricewaterhouseCoopers LLP

        Costa Mesa, California
        March 30, 1999